Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Alesco Financial, Inc. dated October 20, 2006 and to the incorporation by reference therein of our report dated June 9, 2006, with respect to the consolidated financial statements and schedules of Alesco Financial Trust included in the Sunset Financial Resources, Inc, Proxy (Schedule 14A), filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania

October 19, 2006